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                                                                   Exhibit 10.11

                                   COACH, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                    (Amended and Restated as of May 2, 2002)

                                    ARTICLE I
                                  INTRODUCTION

                  1.1 The Plan and Its Effective Date. The Coach, Inc. Executive Deferred Compensation Plan was originally established as of June 1, 2000 (the "Effective Date"). In furtherance of the purposes of said plan and in order to amend said plan in certain respects, the plan has been amended and restated in its entirety, effective as of May 2, 2002. Such amendment and restatement constitutes a complete amendment, restatement and continuation of the Coach, Inc. Executive Deferred Compensation Plan (as amended and restated, the "Plan").

                  1.2 Purpose. The Plan is established by Coach, Inc., a Maryland corporation (the "Company"), to enable Eligible Employees (as defined in Section 2.1) to defer future compensation from the Company or an Employer (as defined in Section 6) and to permit such employees to elect to transfer all amounts deferred and not yet paid under the Sara Lee Corporation Executive Deferred Compensation Plan (the "Prior Plan") to the Plan. To the extent that an Eligible Employee elects a transfer of all amounts deferred and not yet paid under the Prior Plan to the Plan, the provisions of the Plan amend and supercede the provisions of the Prior Plan; provided, that elections and beneficiary designations made by such Eligible Employee under the Prior Plan shall remain in effect under the Plan, except as specifically provided in subsection 2.2(i) below. The Plan is intended to be a top-hat plan described in Section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA").

                  1.3 Administration. The Plan shall be administered by the Company's Board of Directors (the "Board") or such committee or subcommittee of the Board to whom the Board may delegate its authority to administer the Plan (the Board, or such committee or subcommittee shall be referred to herein as the "Administrator"). Unless otherwise determined by the Board, the Administrator shall be the Compensation and Employee Benefits Committee of the Board. The Administrator shall have the powers set forth in the Plan and the power to interpret its provisions. Any decisions of the Administrator shall be final and binding on all persons with regard to the Plan. The Administrator may delegate its authority hereunder to any officer or officers of the Company as it may deem appropriate.

                  1.4 Plan Year. The Plan shall be administered on the basis of the calendar year (the "Plan Year"). The first Plan Year shall be a short Plan Year beginning on the Effective Date and ending on the next following December 31st.



                                   ARTICLE II
                      PARTICIPATION AND DEFERRAL ELECTIONS

                  2.1 Eligibility and Participation. Subject to the conditions and limitations of the Plan, all officers and other key employees of the Company designated by the Administrator shall be eligible to participate in the Plan ("Eligible Employees"). Any Eligible Employee who makes a Deferral Election as described in Section 2.2 below shall become a participant in the
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Plan ("Participant") and shall remain a Participant until the entire balance of his Deferral Account (defined in Section 3.1 below) is distributed to him.

                  2.2 Rules for Deferral Elections. Any Eligible Employee may make irrevocable elections to defer receipt of the amounts described in Section
2.3 below (each such election shall be referred to as a "Deferral Election" and the amount deferred pursuant to such an election the "Deferral") for a Plan Year in accordance with the rules set forth below.

                  (a) An Eligible Employee shall be eligible to make a Deferral Election only if he is an active, regular, full-time employee of an Employer on the date such election is made.

                  (b) For each Plan Year, an Eligible Employee may make no more than one Deferral Election for the Eligible Employee's Annual Bonus and such number of Deferral Elections with respect to the Eligible Employee's Annual Base Salary as the Administrator may prescribe.

                  (c) Subject to the following, all Deferral Elections must be made in such manner as the Administrator may prescribe and must be received by the Administrator or its delegate no later than the date specified by the
Administrator:

                           (i) In no event will the date specified by the
Administrator with respect to an Eligible Employee's Annual Bonus be later than:
(A) for the first Plan Year, the thirtieth (30th) day following the Effective Date, (B) for each Plan Year thereafter (other than the Plan Year in which an individual first becomes an Eligible Employee), the end of the Plan Year preceding the Plan Year in which the Annual Bonus is anticipated to be paid, or
(C) for the Plan Year in which an individual first becomes an Eligible Employee, the thirtieth (30th) day following the date such individual first becomes an Eligible Employee.

                           (ii) Any Deferral Election with respect to an
Eligible Employee's Annual Base Salary shall only apply to that portion of the Eligible Employee's Annual Base Salary remaining to be earned for service during the Plan Year after the date the Deferral Election is made.

                  (d) As part of each Deferral Election, the Eligible Employee must specify the date on which the Deferral will be paid (the "Distribution Date"). The Distribution Dates specified in an Eligible Employee's Deferral Elections may, but need not necessarily, be the same for all Deferrals. Except as provided in subsection (f) and Section 4.12 below, each Distribution Date is irrevocable and shall apply only to that portion of the Participant's Deferral Account which is attributable to the Deferral.

                  (e) The Distribution Date selected by an Eligible Employee shall not be earlier than the January 1 immediately following the first anniversary of the date on which the Deferral Election is made.

                  (f) A Participant may make an irrevocable election to extend a Distribution Date (a "Re-Deferral Election"); provided, that no Re-Deferral Election shall be effective unless (i) the Administrator receives the election prior to the December 1 of the Plan Year preceding the Plan Year in which the Distribution Date to be changed occurs, and (ii) the new Distribution Date is not earlier than the January 1 immediately following the first anniversary of the date the


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Re-Deferral Election is made. All Re-Deferral Elections must be made in such manner and pursuant to such rules as the Administrator may prescribe.

                  (g) As part of each Deferral Election, an Eligible Employee must elect the manner in which the Deferral will be paid beginning on the selected Distribution Date. The Deferral may be paid in a single lump sum or in substantially equal annual installments over a period not exceeding ten (10) years as provided under Section 4.1. Except as provided in Section 4.1, an Eligible Employee's election as to the manner of payment shall be irrevocable. If the Participant elects an installment method of payment the Distribution Date must be as of January 1.

                  (h) A Deferral Election shall be irrevocable; provided, that if the Administrator determines that a Participant has an Unforeseeable Financial Emergency (as defined in Section 4.7), then the Participant's Deferral Elections then in effect shall be revoked with respect to all amounts not previously deferred.

                  (i) Any Eligible Employee who was a participant in the Prior Plan on the Effective Date may elect to transfer his or her Prior Plan Deferral Account to the Plan at such time and in accordance with such rules as may be established by the Administrator. Amounts transferred under this subsection shall be subject to the Deferral Election and any beneficiary designation made under the Prior Plan and shall be treated as a separate Deferral for all purposes of this Plan.

                  2.3 Amounts Deferred. An Eligible Employee may make a Deferral Election to defer receipt of the following amounts:

                  (a) All or any portion of the Eligible Employee's annual bonus for a year due under an annual bonus plan or any other short-term incentive plan of the Company or an Employer (an "Annual Bonus").

                  (b) All or any portion of the Eligible Employee's Annual Base Salary. "Annual Base Salary" shall mean the regular rate of compensation to be paid to the Eligible Employee for services rendered during the Plan Year excluding severance or termination payments, commissions, foreign service payments, payments for consulting services and such other unusual or extraordinary payments as the Administrator may determine.

                  (c) Such other bonuses and incentive payments (including without limitation the award or vesting of any Restricted Stock Units or similar awards) under any plan or arrangement established by the Company or an Employer as the Administrator may designate as compensation eligible for deferral under this Plan in such increments and subject to such limitations and restrictions as the Administrator may establish.

                                   ARTICLE III
                                DEFERRAL ACCOUNTS

                  3.1 Deferral Accounts. All amounts deferred pursuant to a Participant's Deferral Elections under the Plan shall be allocated to a bookkeeping account in the name of the Participant ("Deferral Account") and the Administrator shall maintain a separate subaccount under a Participant's Deferral Account for each Deferral. Deferrals shall be credited to the


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Deferral Account as of the Deferral Crediting Date coinciding with or next following the date on which, in the absence of a Deferral Election, the Participant would otherwise have received the Deferral. A "Deferral Crediting Date" shall mean (1) in the case of deferrals of annual or other periodic bonus payments, the business day on which such bonus payments are made, and (2) in the case of deferrals of all other types of payments, the business day coinciding with or next following the 15th day of each calendar month and the business day coinciding with or next following the last day of each calendar month.

                  3.2 Investment of Deferral Account.

                  (a) Pre-Initial Public Offering. Prior to the date of the Company's initial public offering (the "IPO Date"), interest will be credited to the Participant's Deferral Account as of (i) each business day coinciding with or next following the last day of each month and (ii) the business day immediately preceding the IPO Date. The rate of interest to be credited shall be equal to 7.5 percent, compounded annually.

                  (b) Post-Initial Public Offering. On and after the IPO Date, the Participant must make an investment election at the time of each Deferral Election. The investment election must be made in writing on such forms and pursuant to such rules as the Administrator may prescribe, subject to paragraph 3.3, and shall designate the portion of the Deferral which is to be treated as invested in each investment alternative. The two investment alternatives shall be as follows:

                           (i) Stock Equivalent Account. Under the Stock
Equivalent Account, the Participant's Deferral Account shall be invested in "Deferred Stock Units" under which each Deferred Stock Unit represents the right to receive one share of Coach, Inc. common stock, par value $0.01 per share ("Common Stock"), on the Distribution Date (subject to Sections 4.1, 4.11 and
4.12 below). The number of Coach, Inc. Deferred Stock Units to be credited to the Participant's Deferral Account and appropriate subaccounts on each Deferral Crediting Date shall be determined by dividing the Deferral to be "invested" on that date by the average of the high and low quotes of a share of Common Stock on the applicable day on the New York Stock Exchange Composite Transaction Tape ("Market Value"). Fractional Deferred Stock Units will be computed to two decimal places. On any Common Stock dividend record date, an amount equal to the number of Deferred Stock Units held as of such dividend record date multiplied by the dividend paid on Common Stock on the applicable dividend payment date shall either (A) be credited to the Participant's Deferral Account and appropriate subaccount as of the March 31st, June 30th, September 30th or December 31st coincident with or next following the dividend payment date and "invested" in additional Deferred Stock Units as though such dividend credits were a Deferral or (B) at the election of the Participant at such time and in accordance with such rules as established by the Administrator, be paid in cash to the Participant as of the March 31st, June 30th, September 30th or December 31st coincident with or next following the dividend payment date. In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Company to stockholders, or any other similar change or event effected without receipt of consideration, such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change or event shall be made with respect to the number of Deferred Stock Units credited to a Participant's Deferral Account. Subject to Sections 4.1 and 4.11, the number of shares of Common Stock to be paid to a Participant on a Distribution Date shall be equal to the number of


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Deferred Stock Units accumulated in the Deferral Account on such date divided by the total of the payments to be made. Deferred Stock Units shall not have voting rights.

                           (ii) Interest Account. Under the Interest Account,
interest will be credited to the Participant's Deferral Account as of the business day coinciding with or next following each June 30 and December 31 (a "Valuation Date") and on the date the final payment of a Deferral is to be made based on the balance in the Participant's Deferral Account "invested" in the Interest Account on the Valuation Date or such final payment date. The rate of interest to be credited for a Plan Year will be set at the beginning of each Plan Year based upon the U.S. Prime Rate in effect as of such date as reported in the Wall Street Journal or such other source as may be designated by the Administrator. If installment payments are elected, the amount to be paid to the Participant on a Distribution Date shall be determined as follows: the amount of the principal payment of each installment shall be determined by dividing the current principal balance by the number of remaining installment payments and the amount of the interest payment shall be determined by dividing the current interest balance by the number of remaining installment payments. All payments from the Interest Account shall be made in cash.

                  3.3 Investment Elections and Changes. A Participant's investment election shall be subject to the following rules:

                  (a) If the Participant fails to make an investment election with respect to a Deferral, the Deferral shall be deemed to be invested in the Interest Account.

                  (b) All investments in the Stock Equivalent Account shall be irrevocable, except as otherwise provided in Section 4.12.

                  (c) A Participant may elect to transfer amounts invested in the Interest Account to the Stock Equivalent Account as of any Valuation Date by filing an investment change election with the Administrator prior to the Valuation Date the change is to become effective. The amount elected to be transferred to the Stock Equivalent Account shall be treated as invested in Deferred Stock Units as of the Valuation Date and the number of Deferred Stock Units to be credited to the Participant's Deferral Account and appropriate subaccounts as of the Valuation Date shall be determined by dividing the amount to be transferred by the Market Value on such Valuation Date.

                  (d) Until invested as of the Deferral Crediting Date in either the Interest Account or Stock Equivalent Account, a Participant's Deferral shall be credited with interest in such amount, if any, as the Administrator may determine.

                  3.4 Vesting. A Participant shall be fully vested at all times in the balance of his Deferral Account.

                                   ARTICLE IV
                               PAYMENT OF BENEFITS

                  4.1 Time and Method of Payment. Payment of a Participant's Deferral shall be made in a single lump sum or shall commence in installments as elected by the Participant in the Deferral Election. A Participant may make a one-time election after the original Deferral Election to change the method of payment elected by the Participant; provided, that such election


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shall not be effective unless the election to change the method of payment is received by the Administrator prior to the December 1 of the Plan Year preceding the Plan Year in which the Distribution Date specified in the original Deferral Election occurs. If a Participant's Deferral Account is payable in a single lump sum, the payment shall be made as soon as practicable following the Distribution Date but not later than thirty (30) days following the Distribution Date. If a Participant's Deferral is payable in installment payments, then the Participant's Deferral shall be paid in annual installments of substantially equal shares over the period as elected by the Participant in the Deferral Election commencing as soon as practicable following the Distribution Date but not later than thirty (30) days following the Distribution Date.

                  4.2 Payment Upon Total Disability. In the event a Participant becomes totally disabled before all amounts credited to his Deferral Account have been paid, payment of the Participant's Deferral Account shall be made or shall commence in the method of payment elected by the disabled Participant; provided, that the disabled Participant requests payment in writing within one-hundred eighty (180) days of becoming disabled. If such a request is not made, the disabled Participant's Deferrals will be paid pursuant to the Deferral Elections and the normal provisions of the Plan. A Participant will be considered to be totally disabled for purposes of the Plan if the Participant is determined to be totally disabled under the Company's disability plan applicable to the Participant.

                  4.3 Payment Upon Retirement or Other Termination of Employment. In the event the Participant retires or otherwise terminates employment with the Company for any reason before the entire balance in the Participant's Deferral Account has been paid, the Participant's Deferral Account shall continue to be maintained for the benefit of the Participant and Deferrals shall be paid pursuant to the Deferral Elections and the normal provisions of the Plan; provided, that a Participant's Deferral Election may provide for the immediate payment of the Participant's Deferral Account upon his retirement or other termination of employment.

                  4.4 Payment Upon Death of a Participant. In the event a Participant dies before all amounts credited to his Deferral Account have been paid, payment of the Participant's Deferral Account shall be made or shall commence in the method of payment elected by the Participant's Beneficiary (as defined in Section 4.5) or the Executor/Executrix of the Participant's estate; provided, that the request is made in writing within one-hundred eighty (180) days of the Participant's death. If such a request is not made, the deceased Participant's Deferrals will be paid pursuant to the Deferral Elections and the normal provisions of the Plan.

                  4.5 Beneficiary. Each Participant shall designate one or more individuals or entities (collectively, the "Beneficiary") to receive the balance of the Participant's Deferral Account in the event of the Participant's death prior to the payment of his entire Deferral Account. To be effective, any Beneficiary designation shall be filed in writing with the Administrator. A Participant may revoke an existing Beneficiary designation by filing another written Beneficiary designation with the Administrator. The latest Beneficiary designation received by the Administrator shall be controlling. If no Beneficiary is named by a Participant or if he survives all of his named Beneficiaries, the Deferral Account shall be paid in the following order of precedence:

                  (a) the Participant's spouse;

                  (b) the Participant's children (including adopted children), per stirpes; or


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                  (c) the Participant's estate.

                  4.6 Form of Payment. The payment of a portion of a Deferral deemed to be invested in the Investment Account shall be made in cash. The distribution of that portion of a Deferral deemed to be invested in the Stock Equivalent Account shall be distributed in whole shares of Common Stock with fractional shares credited to federal income taxes withheld.

                  4.7 Unforeseeable Financial Emergency. If the Administrator or its designee determines that a Participant has incurred an Unforeseeable Financial Emergency (as defined below), the Participant may withdraw in cash and/or stock the portion of the balance of his Deferral Account needed to satisfy the Unforeseeable Financial Emergency, to the extent that the Unforeseeable Financial Emergency may not be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. An "Unforeseeable Financial Emergency" is a severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant; (b) loss of the Participant's property due to casualty; (c) the involuntary termination of the Participant's employment by the Company which, in the Administrator's good faith judgment, would necessitate or make advisable the availability of all of the Participant's assets, or (d) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Administrator. A withdrawal on account of an Unforeseeable Financial Emergency shall be paid as soon as possible following the date on which the withdrawal is approved.

                  4.8 Early Withdrawal with Penalty. Notwithstanding the other provisions of the Plan to the contrary, a Participant may request a withdrawal from his Deferral Account by filing a request with the Administrator or its designee in writing. Payment will be made to the Participant within thirty (30) days of the approval of such a request. Any amount withdrawn under this provision will be charged with a ten (10) percent early withdrawal penalty which will be withheld from the amount withdrawn and forfeited as provided in Section 5.5.

                  4.9 Withholding of Taxes. The Company shall withhold any applicable minimum statutory Federal, state or local income tax from payments due under the Plan. The Company shall also withhold Social Security taxes, including the Medicare portion of such taxes, and any other employment taxes as necessary to comply with applicable laws.

                  4.10 Small Amounts. Notwithstanding any election by the Participant regarding the timing and manner of payment of his Deferrals, in the event of a Participant's retirement or other termination of employment, the Employer may elect to pay the Participant a lump sum distribution of the entire value of the Participant's Deferral Account; provided, that the value is less than ten-thousand dollars ($10,000) determined as of the Valuation Date coinciding with or immediately following the Participant's termination of employment.

                  4.11 Payment Upon Bankruptcy Liquidation. Notwithstanding anything contained in the Plan to the contrary, in the event that the Company is liquidated in bankruptcy, (a) no distributions from the Plan shall be made in shares of Common Stock and (b) distributions to a Participant shall be made in cash in an amount determined by multiplying each Deferred


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Stock Unit in the Participant's Deferral Account by the Market Value of Common
Stock on the date such Deferred Stock Unit was first credited to the Participant's Deferral Account.

                  4.12 Change of Control.

                  (a) Notwithstanding anything contained in the Plan to the contrary, immediately prior to any Change of Control (as defined below):

                           (i) Each Participant may elect to transfer amounts
invested in the Stock Equivalent Account to the Interest Account as of the effective time of the Change of Control by filing an investment change election with the Administrator prior to the date the Change of Control is to become effective. The amount to be credited to the Participant's Interest Account as of the effective time of the Change of Control shall be determined by multiplying the number of Deferred Stock Units to be transferred by the Market Value upon the Change of Control. For purposes of the foregoing, Market Value shall be equal to the consideration paid for a share of Common Stock in connection with the Change of Control, as determined by the Administrator.

                           (ii) In addition, each Participant's Distribution
Date shall be accelerated to be the earlier to occur of (A) the Distribution Date specified in the Participant's Deferral Election or (B) the first business day of the first calendar year following the occurrence of the Change in Control.

                           The phrase "immediately prior to any Change of
Control" shall be understood to mean sufficiently in advance of a Change of Control to permit Participants to take all steps reasonably necessary to receive full payment of each Participant's Deferral and to deal with the shares underlying all Deferred Stock Units so that all Deferred Stock Units and shares issuable with respect thereto may be treated in the same manner as the shares of stock of other shareholders in connection with the Change of Control.

                  (b) A "Change of Control" shall occur when:

                           (i) A "Person" (which term, when used in this Section
4.12, shall have the meaning it has when it is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Company) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                           (ii) The stockholders of the Company approve and the
Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company's property and assets, or the Company liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the


                                      -8-
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Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

                           (iii) The individuals who are Continuing Directors of
the Company (as defined below) cease for any reason to constitute at least a majority of the Board of the Company.

                           (iv) For purposes of this Section 4.12, (A) the term
"Continuing Director" means (I) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the Company that are required to be registered under Section 12 of the Exchange Act, or (II) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended by a majority of the Continuing Directors and (B) the term "Voting Stock" means all capital stock of the Company which by its terms may be voted on all matters submitted to stockholders of the Company generally.

                  (c) Immediately upon the consummation of a Change in Control, the Company shall, or shall cause any acquirer or successor to, deposit into an irrevocable grantor trust (the "Rabbi Trust") an amount of cash equal to the then aggregate value of the Deferral Accounts. The trustee of the Rabbi Trust and the terms and conditions of the agreement of trust establishing the Rabbi Trust shall be determined by the Company prior to the consummation of the Change in Control; provided, however, that the Rabbi Trust shall provide for the distribution of its assets to Participants in accordance with the terms of this Plan; provided, further, that the Rabbi Trust shall meet the requirements of Revenue Procedure 92-64, 1992-2 C.B. 422, issued by the Internal Revenue Service, such that Participants will not incur tax liability in connection with the establishment of, or deposit of any assets in, the Rabbi Trust. From time to time, the Company shall make such additional contributions to the Rabbi Trust as the Administrator shall determine are necessary or appropriate in order to continue to fully fund the Deferral Accounts of all Participants.

                                    ARTICLE V
                                  MISCELLANEOUS

                  5.1 Funding. Benefits payable under the Plan to any Participant shall be paid directly by the Participant's Employer (including the Company if the Participant is employed by the Company). The Company and the Employers shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan.

                  5.2 Account Statements. As soon as practical after the end of each Plan Year (or after such additional date or dates as the Administrator, in its discretion, may designate), each Participant shall be provided with a statement of the balance of his Deferral Account hereunder


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as of the last day of such Plan Year (or as of such other dates as the
Administrator, in its discretion, may designate).

                  5.3 No Employment Rights. Establishment of the Plan shall not be construed to give any Eligible Employee the right to be retained in the Company's service or to any benefits not specifically provided by the Plan.

                  5.4 Interests Not Transferable. Except as (a) provided under
(i) Section 4.9 or (ii) an agreement between a Participant and the Company, or
(b) required for purposes of withholding of any tax under the laws of the United States or any state or locality, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Administrator, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Administrator may deem proper.

                  5.5 Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts of the Deferral Account of a Participant that are not distributed because of the Administrator's inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the date upon which the payment of any benefits becomes due and the amount by which a Participant's Account is reduced under Section 4.8. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan and the Participant or Beneficiary, as applicable, shall have no further right to his Deferral Account unless the Administrator determines otherwise in a particular case.

                  5.6 Controlling Law. The law of the State of Maryland, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA.

                  5.7 Gender and Number. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.

                  5.8 Action by the Company. Except as otherwise specifically provided herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of any committee or subcommittee of the Board or other person(s) authorized by resolution of the Board.

                  5.9 Assumption of Plan. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, whether pursuant to a Change in Control or otherwise, to expressly assume and agree to perform the obligations under this Plan in the same


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
manner and to the same extent that the Company would be required to perform if no such succession had taken place.

                                   ARTICLE VI
                             EMPLOYER PARTICIPATION

                  Any subsidiary or affiliate of the Company incorporated under the laws of any state in the United States (an "Employer") may, with the approval of the Administrator and under such terms and conditions as the Administrator may prescribe, adopt the corresponding portions of the Plan. The Administrator may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Employer; provided, however, that an adopting Employer shall not have the authority to amend or terminate the Plan under
Article VII.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

                  The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors to modify, amend or terminate the Plan; provided, however, that any amendment or termination of the Plan shall not reduce or eliminate any Deferral Account accrued through the date of such amendment or termination. The Administrator shall have the same authority to adopt amendments to the Plan as the Board of Directors of the Company in the following circumstances:

                  (a) to adopt amendments to the Plan which the Administrator determines are necessary or desirable for the Plan to comply with or to obtain benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other governmental or administrative agency or changes in such law, regulations, rulings or requirements; and

                  (b) to adopt any other procedural or cosmetic amendment that the Administrator determines to be necessary or desirable that does not materially change benefits to Participants or their Beneficiaries or materially increase the Company's or adopting Employers' obligations under the Plan.

                                   * * * * *

                  I hereby certify that the Plan was originally established effective as of June 1, 2000. I hereby certify that the Plan, as amended and restated in its entirety, was approved by the Board of Directors of Coach, Inc., effective as of May 2, 2002.

                  Executed on this second day of May, 2002.

                                                     /s/ Carole P. Sadler
                                                     ---------------------------
                                                     Carole P. Sadler, Secretary


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